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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Borland International, Inc. of our report dated April 24, 1996, except for Note 14 which is dated as of May 15, 1996, appearing on page 26 of Borland International, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1996. We also consent to the application of such report to the Financial Statement Schedule for the three years ended March 31, 1996, which appears on page 44 of Borland International Inc.'s Annual Report on Form 10-K when such schedule is read in conjunction with the consolidated financial statements referred to in our report. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."



Price Waterhouse LLP
San Jose, California
October 9, 1996